SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 29, 2012

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of
                         Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 29, 2012 and upon recommendation from the Nominating Committee of Citizens Community Bancorp, Inc. (the "Company"), the Company's Board of Directors approved the appointment of James R. Lang as a director of the Company.  The Company has a staggered Board of Directors and Mr. Lang will serve as a director of the Company for the class of directors whose terms expire at the 2013 Annual Meeting of Shareholders. Additionally, it is expected that Mr. Lang will be appointed to the following committees of the Company's Board of Directors: Audit Committee, Compensation Committee and Nominating Committee.  Mr. Lang was also appointed as a director of the Company's wholly owned subsidiary, Citizens Community Federal, effective as of November 29, 2012 to serve until his prior death, resignation or removal.  Mr. Lang has experience in the banking industry and is expected to bring to the Board extensive leadership experience.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.
Date:  November 29, 2012
BY /s/ Mark Oldenburg
      Mark Oldenberg, Chief Financial Officer